EXHIBIT 99.1
EXHIBIT TO FORM SD - REPORTING OF PAYMENTS TO GOVERNMENTS
The following tables display the country consolidated view of the relevant payments to governments made by government and payment type and by project and payment type during the year ended December 31, 2023. The alternative reports listed in Form SD also appear as part of this exhibit.

Argentina

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Administracion Federal de Ingresos Publicos (AFIP)	—	—	—	—	—	0.4	—	—	0.4
Provincia del Neuquén	—	0.2	35.2	—	—	0.5	—	—	35.9
Secretaria de Energia, Republica Argentina	—	—	—	—	—	0.5	—	—	0.5
Total	—	0.2	35.2	—	—	1.4	—	—	36.9

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Neuquén-Onshore-Oil & Gas	—	0.2	35.2	—	—	1.0	—	—	36.4
Tierra del Fuego-Offshore-Argentinian Sea-Oil & Gas	—	—	—	—	—	0.4	—	—	0.4
Total	—	0.2	35.2	—	—	1.4	—	—	36.9

Payments made in Argentine Peso
Well method of extraction for all projects

Australia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Australian Taxation Office	—	1,171.5	—	—	—	—	—	—	1,171.5
Department of Industry, Science and Resources	—	—	0.7	—	—	—	—	—	0.7
Energy Safe Victoria	—	—	—	—	—	0.6	—	—	0.6
Environmental Protection Authority	—	—	—	—	—	0.8	—	—	0.8
Gippsland Water	—	—	—	—	—	2.2	—	—	2.2
National Offshore Petroleum Safety and Environmental Management Authority (NOPSEMA)	—	—	—	—	—	6.7	—	—	6.7
State Revenue Office Victoria	—	—	—	—	—	1.9	—	—	1.9
The National Offshore Petroleum Titles Administrator (NOPTA)	—	—	—	—	—	1.0	—	—	1.0
Victoria Workcover Authority	—	—	—	—	—	0.1	—	—	0.1
Wellington Shire Council	—	—	—	—	—	3.2	—	—	3.2
Total	—	1,171.5	0.7	—	—	16.5	—	—	1,188.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Victoria-Offshore-Bass Strait-Oil & Gas	—	320.4	—	—	—	16.5	—	—	336.9
Western Australia-Offshore-Indian Ocean-Oil & Gas	—	31.2	—	—	—	—	—	—	31.2
Western Australia-Onshore-Oil	—	—	0.7	—	—	—	—	—	0.7
Entity Level Payment	—	819.9	—	—	—	—	—	—	819.9
Total	—	1,171.5	0.7	—	—	16.5	—	—	1,188.7

Payments made in Australian Dollar
Well method of extraction for all projects

Azerbaijan

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
State Tax Services of the Republic of Azerbaijan	—	39.6	—	—	—	—	—	—	39.6
Total	—	39.6	—	—	—	—	—	—	39.6

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Baku-Offshore-Caspian Sea-Oil & Gas	—	39.6	—	—	—	—	—	—	39.6
Total	—	39.6	—	—	—	—	—	—	39.6

Payments made in US Dollar
Well method of extraction for all projects

Brazil

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Financiadora de Estudos e Projetos	—	—	—	—	—	—	—	0.9	0.9
Fundacao Coordenacao de Projetos, Pesquisas e Estudos Tecnologicos	—	—	—	—	—	—	—	3.2	3.2
Fundacao da Universidade Federal do Parana	—	—	—	—	—	—	—	0.3	0.3
Fundacao de Apoio a Universidade de Sao Paulo	—	—	—	—	—	—	—	0.4	0.4
Fundacao de Apoio a Universidade Federal do Rio Grande do Sul	—	—	—	—	—	—	—	0.2	0.2
Fundacao de Apoio a Universidade Federal Rural do Rio de Janeiro	—	—	—	—	—	—	—	0.1	0.1
Fundacao de Ciencia Aplicacoes e Tecnologia Espaciais	—	—	—	—	—	—	—	0.4	0.4
Fundacao de Desenvolvimento da Pesquisa	—	—	—	—	—	—	—	0.3	0.3
Fundacao de Desenvolvimento da Unicamp	—	—	—	—	—	—	—	0.2	0.2
Ministerio da Fazenda	—	(0.9)	—	—	—	3.3	—	—	2.4
Total	—	(0.9)	—	—	—	3.3	—	6.1	8.5

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Rio de Janeiro-Offshore-Campos Basin-Oil & Gas	—	—	—	—	—	1.4	—	—	1.4
São Paulo-Offshore-Santos Basin-Oil & Gas	—	—	—	—	—	0.8	—	6.1	6.9
Sergipe-Offshore-Sergipe-Alagoas Basin-Oil & Gas	—	—	—	—	—	1.2	—	—	1.2
Entity Level Payment	—	(0.9)	—	—	—	—	—	—	(0.9)
Total	—	(0.9)	—	—	—	3.3	—	6.1	8.5

Payments made in Brazilian Real
Well method of extraction for all projects

Egypt

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Egyptian Natural Gas Holding Company (EGAS)	—	—	—	—	6.9	1.9	—	—	8.7
Total	—	—	—	—	6.9	1.9	—	—	8.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Al Iskandarīyah-Offshore-Mediterranean Sea-Oil	—	—	—	—	6.9	1.9	—	—	8.7
Total	—	—	—	—	6.9	1.9	—	—	8.7

Payments made in Egyptian Pound and US Dollar
Well method of extraction for all projects

Equatorial Guinea

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Guinea Ecuatorial de Petróleos (GEPetrol)	32.8	—	—	—	—	—	—	—	32.8
Ministry of Mines and Hydrocarbons	2.4	—	65.9	—	—	—	—	—	68.3
Ministry of Taxes / Public Treasury	—	74.9	—	—	—	12.5	—	0.7	88.2
Total	35.2	74.9	65.9	—	—	12.5	—	0.7	189.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bioko Norte-Offshore-Gulf of Guinea-Oil & Gas	35.2	74.9	65.9	—	—	12.5	—	0.7	189.2
Total	35.2	74.9	65.9	—	—	12.5	—	0.7	189.2

Payments made in Central African Franc
Well method of extraction for all projects
Production entitlement and royalties include in-kind payments valued pursuant to production agreements

Greece

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Hellenic Hydrocarbons and Energy Resources Management Company (HEREMA)	—	—	—	—	—	1.4	—	—	1.4
Total	—	—	—	—	—	1.4	—	—	1.4

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Thessaloniki-Offshore-Cretan Sea-Oil	—	—	—	—	—	1.4	—	—	1.4
Total	—	—	—	—	—	1.4	—	—	1.4

Payments made in Euro
Well method of extraction for all projects

Indonesia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Directorate General Of Marine Transportation	—	—	—	—	—	1.2	—	—	1.2
Directorate General Of Taxation	—	184.5	—	—	—	—	—	—	184.5
Pertamina Ep Cepu	681.4	—	—	—	—	—	—	—	681.4
Perusahaan Umum Perum Jasa Tirta	—	—	—	—	—	0.3	—	—	0.3
PT. Blora Patragas Hulu (Perseroda)	33.0	—	—	—	—	—	—	—	33.0
PT. Asri Dharma Sejahtera	67.9	—	—	—	—	—	—	—	67.9
PT. Petrogas Jatim Utama Cendana	34.0	—	—	—	—	—	—	—	34.0
PT. Sarana Patra Hulu Cepu	16.5	—	—	—	—	—	—	—	16.5
SKK Migas	3,575.2	—	—	—	—	3.0	—	—	3,578.2
Total	4,408.0	184.5	—	—	—	4.5	—	—	4,596.9

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Jawa Tengah-Offshore-Indonesia Open Area-Oil	—	—	—	—	—	0.2	—	—	0.2
Jawa Tengah-Onshore-Oil	4,408.0	184.5	—	—	—	3.0	—	—	4,595.4
Sulawesi Tengah-Offshore-Indonesia Open Area-Oil	—	—	—	—	—	0.7	—	—	0.7
Sulawesi Tengah-Offshore-Makassar Straight-Oil	—	—	—	—	—	0.6	—	—	0.6
Total	4,408.0	184.5	—	—	—	4.5	—	—	4,596.9

Payments made in Indonesian Rupiah and US Dollar
Well method of extraction for all projects
Production entitlements include in-kind payments valued pursuant to production agreements

Iraq

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
General Commission for Taxes	—	28.8	—	—	—	—	—	—	28.8
Total	—	28.8	—	—	—	—	—	—	28.8

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Al Başrah-Onshore-Oil	—	28.8	—	—	—	—	—	—	28.8
Total	—	28.8	—	—	—	—	—	—	28.8

Payments made in Iraqi Dinar
Well method of extraction for all projects

Kazakhstan

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Atyrau Tax Committee	—	6.1	—	—	—	3.3	—	—	9.4
KazTransOil	—	—	—	—	—	2.7	—	—	2.7
Total	—	6.1	—	—	—	6.0	—	—	12.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Atyrauskaya oblast'-Offshore-Caspian Sea- Kashagan Field-Oil & Gas	—	6.1	—	—	—	3.3	—	—	9.4
Entity Level Payment	—	—	—	—	—	2.7	—	—	2.7
Total	—	6.1	—	—	—	6.0	—	—	12.2

Payments made in Kazakhstani Tenge
Well method of extraction for all projects

Malaysia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Inland Revenue Board of Malaysia	—	277.8	—	—	—	—	—	—	277.8
PETRONAS	2,388.9	92.6	447.3	—	—	—	—	—	2,928.8
Total	2,388.9	370.3	447.3	—	—	—	—	—	3,206.6

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Terengganu-Offshore-South China Sea-Oil & Gas	2,388.9	92.6	447.3	—	—	—	—	—	2,928.8
Entity Level Payment	—	277.8	—	—	—	—	—	—	277.8
Total	2,388.9	370.3	447.3	—	—	—	—	—	3,206.6

Payments made in Malaysian Ringgit and US Dollar
Well method of extraction for all projects
Production entitlement and royalties include in-kind payments valued pursuant to production agreements

Mozambique

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Instituto Nacional de Petroleo (INP)	—	—	—	—	—	39.5	—	—	39.5
Unidade de Grandes Contribuintes	—	4.7	—	—	—	—	—	—	4.7
Total	—	4.7	—	—	—	39.5	—	—	44.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Zambezia-Offshore-Zambezi Basin-Oil & Gas	—	—	—	—	—	39.5	—	—	39.5
Cabo Delgado-Offshore-Rovuma Basin-Oil & Gas	—	4.7	—	—	—	—	—	—	4.7
Total	—	4.7	—	—	—	39.5	—	—	44.2

Payments made in Mozambican Metical and US Dollar
Well method of extraction for all projects

Nigeria

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Akwa Ibom State Government	—	—	—	—	—	0.9	—	1.9	2.8
Federal Government	—	—	—	—	—	7.1	—	—	7.1
Federal Inland Revenue Service	—	1,686.7	—	—	—	6.7	—	—	1,693.4
Industrial Training Fund	—	—	—	—	—	4.8	—	—	4.8
Lagos State Board of Internal Revenue	—	0.7	—	—	—	—	—	—	0.7
Local Government	—	—	—	—	—	0.4	—	—	0.4
Niger Delta Development Commission	—	—	—	—	—	82.4	—	—	82.4
Nigeria Host Community Development Trust Fund	—	—	—	—	—	—	—	72.4	72.4
Nigerian Content Development and Monitoring Board	—	—	—	—	—	9.9	—	2.8	12.8
Nigerian National Petroleum Company (NNPC) Limited	318.7	—	—	—	—	10.0	1.4	—	330.1
Nigerian Upstream Petroleum Regulatory Commission c/o Nigerian Midstream and Downstream Petroleum Regulatory Authority	—	—	761.0	—	—	63.3	—	—	824.3
Other Federal Ministries	—	—	—	—	—	0.2	—	—	0.2
Total	318.7	1,687.4	761.0	—	—	185.7	1.4	77.1	3,031.3

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Akwa Ibom-Offshore-Atlantic Ocean (Bight of Benin)-Oil & Gas	90.7	—	122.5	—	—	11.9	—	—	225.0
Akwa Ibom-Offshore-Atlantic Ocean (Bight of Biafra)-Oil & Gas	—	—	381.3	—	—	69.2	1.4	1.9	453.7
Cross River-Offshore-Atlantic Ocean (Bight of Biafra)-Oil & Gas	—	—	—	—	—	—	—	2.8	2.8
Lagos-Offshore-Atlantic Ocean (Bight of Biafra)-Oil & Gas	—	0.7	—	—	—	—	—	—	0.7
Ondo-Offshore-Atlantic Ocean (Bight of Benin)-Oil & Gas	228.0	—	245.9	—	—	15.5	—	—	489.4
Rivers-Offshore-Atlantic Ocean-Oil & Gas	—	—	11.3	—	—	0.2	—	—	11.5
Entity Level Payment	—	1,686.7	—	—	—	89.0	—	72.4	1,848.1
Total	318.7	1,687.4	761.0	—	—	185.7	1.4	77.1	3,031.3

Payments made in Nigerian Naira and US Dollar
Well method of extraction for all projects
Production entitlements, royalties and taxes include in-kind payments valued pursuant to production agreements

Papua New Guinea

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Conservation and Environment Protection Authority	—	—	—	—	—	0.6	—	—	0.6
Department of Petroleum & Energy	—	176.1	—	—	—	0.4	—	—	176.5
Department of Works	—	22.9	—	—	—	—	—	—	22.9
Internal Revenue Commission	—	301.3	—	—	—	—	—	—	301.3
Kumul Petroleum PNG Holdings Limited	—	—	—	266.7	—	—	—	—	266.7
Mineral Resources Development Company	—	—	—	91.0	—	—	—	—	91.0
Total	—	500.4	—	357.7	—	1.0	—	—	859.1

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Central-Onshore-Oil & Gas	—	—	—	—	—	0.1	—	—	0.1
Gulf-Onshore-Oil & Gas	—	—	—	—	—	0.0	—	—	0.0
Hela-Onshore-Oil & Gas	—	176.1	—	—	—	0.2	—	—	176.3
National Capital District (Port Moresby)-Onshore-Oil & Gas	—	—	—	—	—	0.0	—	—	0.0
Southern Highlands-Onshore-Oil & Gas	—	22.9	—	—	—	0.5	—	—	23.4
Western-Onshore-Oil & Gas	—	—	—	—	—	0.2	—	—	0.2
Entity Level Payment	—	301.3	—	357.7	—	—	—	—	659.0
Total	—	500.4	—	357.7	—	1.0	—	—	859.1

Payments made in Papua New Guinean Kina and US Dollar
Well method of extraction for all projects

Qatar

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
General Tax Authority	—	147.5	—	—	—	—	—	—	147.5
INJAZ Qatar Establishment	—	—	—	—	—	—	—	0.5	0.5
Ministry of Education and Higher Education	—	—	—	—	—	—	—	0.8	0.8
Ministry of Environment and Climate Change	—	—	—	—	—	—	—	0.3	0.3
Qatar Foundation	—	—	—	—	—	—	—	0.2	0.2
Qatar Museums Authority	—	—	—	—	—	—	—	1.1	1.1
Qatar University	—	—	—	—	—	—	—	0.5	0.5
QatarEnergy	1,653.0	—	—	31.4	—	—	—	0.6	1,684.9
Teach For Qatar	—	—	—	—	—	—	—	2.0	2.0
Total	1,653.0	147.5	—	31.4	—	—	—	5.9	1,837.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Ad Dawḩah-Offshore-Arabian Gulf-Gas	—	—	—	—	—	—	—	5.9	5.9
Al Khawr wa adh Dhakhīrah-Offshore-Arabian Gulf-Gas	1,653.0	147.5	—	31.4	—	—	—	—	1,831.8
Total	1,653.0	147.5	—	31.4	—	—	—	5.9	1,837.7

Payments made in Qatari Riyal and US Dollar
Well method of extraction for all projects
Production entitlements include in-kind payments valued pursuant to production agreements

Thailand

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Department of Mineral Fuels, Ministry Of Energy	—	—	3.9	—	—	—	—	—	3.9
Revenue Department	—	11.4	—	—	—	—	—	—	11.4
Total	—	11.4	3.9	—	—	—	—	—	15.3

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Khon Kaen-Onshore-Gas	—	11.4	3.9	—	—	—	—	—	15.3
Total	—	11.4	3.9	—	—	—	—	—	15.3

Payments made in Thai Baht
Well method of extraction for all projects

United Arab Emirates

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Department of Finance, Abu Dhabi	—	5,634.5	1,775.7	—	—	—	—	—	7,410.2
Total	—	5,634.5	1,775.7	—	—	—	—	—	7,410.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Abū Z̧aby-Offshore-Persian Gulf-Oil	—	5,634.5	1,775.7	—	—	—	—	—	7,410.2
Total	—	5,634.5	1,775.7	—	—	—	—	—	7,410.2

Payments made in US Dollar
Well method of extraction for all projects

United States of America

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bureau of Land Management	—	—	37.3	—	—	0.3	—	—	37.6
Internal Revenue Service	—	1,161.8	—	—	—	—	—	—	1,161.8
Federal Deposit Insurance Corporation	—	—	—	—	0.3	—	—	—	0.3
Office of Natural Resources Revenue	—	—	1,077.0	—	9.8	10.6	—	—	1,097.4
U.S. Department of Justice	—	—	10.4	—	—	—	—	—	10.4
Total	—	1,161.8	1,124.7	—	10.0	10.9	—	—	2,307.4

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
California-Offshore-Pacific Ocean-Oil & Gas	—	—	(0.4)	—	—	—	—	—	(0.4)
Colorado-Onshore-Oil & Gas	—	—	12.7	—	—	—	—	—	12.7
Louisiana-Offshore-Gulf of Mexico-Gas	—	—	0.3	—	—	—	—	—	0.3
Louisiana-Offshore-Gulf of Mexico-Oil & Gas	—	—	160.2	—	—	3.7	—	—	164.0
Louisiana-Onshore-Oil & Gas	—	—	0.4	—	—	—	—	—	0.4
Montana-Onshore-Oil & Gas	—	—	11.8	—	—	—	—	—	11.8
New Mexico-Onshore-Oil & Gas	—	—	691.8	—	—	0.3	—	—	692.1
North Dakota-Onshore-Oil & Gas	—	—	132.7	—	—	—	—	—	132.7
Oklahoma-Onshore-Oil & Gas	—	—	0.5	—	—	—	—	—	0.5
Texas-Offshore-Gulf of Mexico-Oil & Gas	—	—	5.9	—	9.8	6.9	—	—	22.6
Texas-Onshore-Oil & Gas	—	—	0.9	—	0.3	—	—	—	1.1
Utah-Onshore-Gas	—	—	2.2	—	—	—	—	—	2.2
Wyoming-Onshore-Oil & Gas	—	—	105.7	—	—	—	—	—	105.7
Entity Level Payment	—	1,161.8	—	—	—	—	—	—	1,161.8
Total	—	1,161.8	1,124.7	—	10.0	10.9	—	—	2,307.4

Payments made in US Dollar
Well method of extraction for all projects

Supplemental Information:

We believe the total U.S. taxes and duties expense listed in companies’ 10-K report is a better reflection of the contributions made to the U.S. governments. For 2023, the total U.S. taxes and duties expense for all ExxonMobil entities included in this Report exceeded $10 billion and represents approximately 48% of U.S. income before income taxes.*

Additionally, the tax payment number reported in the table does not reflect a reliable estimate for ExxonMobil's ultimate tax liability for the reporting year. The tax payment reported follows Form SD’s instructions and is net of all refunds (whether related to the reporting year or another year) and excludes both payments for the purchase of tax credits and payments related to the reporting year but made in prior or subsequent years. Additionally, it may include payments made in the reporting year but related to prior or subsequent years.

The table above only includes certain ExxonMobil payments to the U.S. Federal Government related to extractive activities as required by the Regulations. It is important to note that the Regulations do not require the inclusion of payments to U.S. State and Local entities which are significant. The U.S. reported payments on a comparable basis to the information reported for foreign countries is shown in Figure 1 below and reflects the over $4 billion in U.S. State and Local payments omitted by the Regulations, bringing the total payments in the U.S. to an estimated $6.6 billion.

Figure 1
.

U.S. State & Local	4,271.8
Total U.S. Government Payments	6,579.2

*To provide a clearer comparison with Section 13-q reporting, this 2023 calculation includes contributions by all entities acquired in 2023 and 2024.

Vietnam

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Vietnam Oil and Gas Group (Petrovietnam)	—	—	—	—	—	—	—	0.2	0.2
Total	—	—	—	—	—	—	—	0.2	0.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Quang Nam-Offshore-Pacific Ocean-Gas	—	—	—	—	—	—	—	0.2	0.2
Total	—	—	—	—	—	—	—	0.2	0.2

Payments made in Vietnamese Dong
Well method of extraction for all projects

Registre de Commerce et des Sociétés
Numéro RCS : B72560
Référence de dépôt : L240205570
Déposé et enregistré le 06/09/2024

ExxonMobil Luxembourg et Cie
Société en Commandite par Actions

Report on Payments to Governments in respect of Extractive
Activities

Year ended December 31, 2023

20, rue de l’Industrie

L-8069 Bertrange

R.C.S. Luxembourg B 72 560

ExxonMobil Luxembourg et Cie SCA

Table of contents	Page(s)

Introduction	3

Definitions relating to reporting on payments to governments	3

Reporting principles	4

Reporting of payments	5-8

- Angola	5

- Cyprus	5

- Germany	6

- Guyana	7

- Mauritania	7

- Namibia	8

- Netherlands	8

- Suriname	8

2

ExxonMobil Luxembourg et Cie SCA

Introduction

This consolidated report is prepared and published in accordance with the European Union directive 2013/34/EU and transposed into the Luxembourg law of December 18, 2015 regarding payments to governments for companies operating in the extractive industries, which modifies inter alia the law of August 10, 1915 on commercial companies, as amended (the “Law”) on behalf of ExxonMobil Luxembourg et Cie SCA (“ELEC”) and its subsidiaries.

Under the Law, ELEC is required to prepare a consolidated report on payments made to governments in relation to its extractive activities including subsidiaries included in its consolidated financial statements.

ELEC is an intermediate holding company. The ultimate parent is Exxon Mobil Corporation in Spring, Texas in the USA. ELEC and its subsidiaries (the “Group”) are involved in exploration, production, transportation and sale of crude oil and natural gas and the manufacture, transportation and sale of petroleum products and petrochemicals in addition to developing low carbon solutions.

Definitions relating to reporting on payments to governments

Activities within the scope of the report

This report include all payments made to governments with respect to the group activities involving exploration, prospection, discovery, development, and extraction of minerals, oil, natural gas deposits or other materials, within the economic activities listed in Section B, Divisions 05 to 08 of Annex I to Regulation (EC) No 1893/2006 of the European Parliament and of the Council of 20 December 2006 establishing the statistical classification of economic activities NACE Revision 2 (cfr. Art. 1760-1 point 1° of the Law).

Government

A government is defined as national, regional or local authority of a member state or third party country. It includes a department, agency or undertaking controlled by that authority as defined in articles 1711-1 to 1711-3 of the Law (cfr. Art. 1760-1 point 3° of the Law).

Payments

Payments whether in money or in kind for the activities mentioned above of the following type:
-Production entitlements;
-Taxes levied on the income, production or profits of companies, excluding taxes levied on consumption such as value added taxes, personal income taxes or sales taxes;
-Royalties;
-Dividends;
-Signature, discovery and production bonuses;
-License fees, rental fees, entry fees and other considerations for licenses and/or concessions;
-Payments for infrastructure improvements (cfr. Art. 1760-1 point 5° of the Law).

3

ExxonMobil Luxembourg et Cie SCA

Project

Project is defined as: the operation activities that are governed by a single contract, license, lease, concession or similar legal agreements and form the basis for payment liabilities with a government. Nonetheless, if multiple such agreements are substantially interconnected, this shall be considered a single project (cfr. Art. 1760-1 point 4° of the Law).

Reporting principles

In accordance with the Law, ELEC has applied the following principles:

1.The consolidated report mentions:
a.Total amount of payments made to each government;
b.Total amount per type of payment made to each government;
c.Where those payments have been attributed to a specific project, the total amount per type of payment made for each such project and the total amount of payments for each such project.

2.Any payment, whether made as a single payment or as a series of related payments is not taken into account if it is below EUR 100 000 within a financial year (cfr. Art. 1760-3 (1) of the Law).

3.Payments made by the undertaking in respect of obligations imposed at entity level are disclosed at entity level rather than at project level if it is not possible to disaggregate the payment per project (cfr. Art. 1760-3 (2) last sub-paragraph of the Law).

4.Payments in kind are reported in value and, where applicable, in volume. Supporting notes provide an explanation on how their value has been determined (cfr. Art. 1760-3 (3) of the Law).

5.Disclosure of the payments referred to in this Article reflect the substance, rather than the form, of the payment or activity concerned. Payments and activities are not artificially split or aggregated to avoid the application of the Law (cfr. Art. 1760-3 (4) of the Law).

4

ExxonMobil Luxembourg et Cie SCA

Payments per country, per government and, where applicable, per project

The tables hereinafter show the payments made to governments by the Group on a government and, where applicable, on a project basis for each type of payment during the year ended December 31, 2023.

Angola
Payments per Government
in Thousands U.S. Dollars	Production entitlements ¹	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Agencia Nacional de Petroleo e Gas	1,789,763	—	—	—	—	—	—	1,789,763
Ministerio das Financas	—	443,113	—	—	—	310	—	443,423
Ministerio dos Petroleos	—	6,547	—	—	—	—	—	6,547
TOTAL	1,789,763	449,660	—	—	—	310	—	2,239,733
¹ Production entitlement of 22,190 kbbls is valued at a tax reference price ($80.65.70/bbl) issued by the Angola autorities.

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Block 15	1,789,763	151,249	—	—	—	310	—	1,941,322
Block 17	—	231,186	—	—	—	—	—	231,186
Block 32	—	67,226	—	—	—	—	—	67,226
TOTAL	1,789,763	449,660	—	—	—	310	—	2,239,733

Cyprus
Payments per Government
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Ministry of Energy, Commerce, and Industry	—	—	—	—	—	1,937	—	1,937
TOTAL	—	—	—	—	—	1,937	—	1,937

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Block 5	—	—	—	—	—	332	—	332
Block 10	—	—	—	—	—	1,605	—	1,605
TOTAL	—	—	—	—	—	1,937	—	1,937
5

ExxonMobil Luxembourg et Cie SCA

Germany
Payments per Government
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Finanzamt Fuer Grossunternehmen	—	173,715	—	—	—	—	—	173,715
Flecken Steyerberg	—	6,582	—	—	—	—	—	6,582
Finanzamt Berlin-Kreuzberg	—	828	—	—	—	—	—	828
Gemeinde Cappeln	—	952	—	—	—	—	—	952
Gemeinde Emsteck	—	3,685	—	—	—	—	—	3,685
Gemeinde Grossenkneten	—	12,490	—	—	—	—	—	12,490
Gemeinde Goldenstedt	—	1,414	—	—	—	—	—	1,414
Gemeinde Krummhoern	—	392	—	—	—	—	—	392
Gemeinde Lastrup	—	1,919	—	—	—	—	—	1,919
Gemeinde Neuenkirchen	—	521	—	—	—	—	—	521
Gemeinde Visbek	—	3,151	—	—	—	—	—	3,151
Gemeinde Wagenfeld	—	658	—	—	—	—	—	658
Gemeinde Wardenburg	—	1,270	—	—	—	—	—	1,270
Gemeinde Burgwedel	—	701	—	—	—	—	—	701
Gemeinde Doetlingen	—	5,895	—	—	—	—	—	5,895
Landeshauptstadt Hannover	—	25,706	—	—	—	—	—	25,706
Landesamt Fuer Bergbau, Claustha	—	26,465	—	—	—	—	—	26,465
Samtgemeinde Barnstorf	—	442	—	—	—	—	—	442
Samtgemeinde Bothel	—	3,324	—	—	—	—	—	3,324
Samtgemeinde Hankensbuettel	—	3,297	—	—	—	—	—	3,297
Samtgemeinde Kirchdorf-Bahrenbor	—	3,346	—	—	—	—	—	3,346
Samtgemeinde Kirchdorf-Barenburg	—	7,378	—	—	—	—	—	7,378
Samtgemeinde Neuenhaus	—	3,200	—	—	—	—	—	3,200
Samtgemeinde Siedenburg	—	2,380	—	—	—	—	—	2,380
Samtgemeinde Sottrum	—	1,039	—	—	—	—	—	1,039
Samtgemeinde Uchte	—	1,779	—	—	—	—	—	1,779
Samtgemeinde Wathlingen	—	1,783	—	—	—	—	—	1,783
Samtgemeinde Zeven	—	267	—	—	—	—	—	267
Stadt Bassum	—	187	—	—	—	—	—	187
Stadt Braunschweig	—	723	—	—	—	—	—	723
Stadt Cloppenburg	—	1,029	—	—	—	—	—	1,029
Stadt Karlsruhe	—	2,025	—	—	—	—	—	2,025
Stadt Loeningen	—	279	—	—	—	—	—	279
Stadt Meppen	—	6,263	—	—	—	—	—	6,263
Stadt Sulingen	—	6,932	—	—	—	—	—	6,932
Stadt Vechta	—	3,878	—	—	—	—	—	3,878
Stadt Visselhoevede	—	523	—	—	—	—	—	523
Stadt Walsrode	—	1,709	—	—	—	—	—	1,709
Steuerkasse Koeln	—	15,916	—	—	—	—	—	15,916
Stadt Munster	—	591	—	—	—	—	—	591
Stadt Rotenburg (Wuemme)	—	895	—	—	—	—	—	895
Stadt Wildeshausen	—	839	—	—	—	—	—	839
Verbandsgemeinde Eich	—	105	—	—	—	—	—	105
TOTAL	—	336,469	—	—	—	—	—	336,469

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Lower Saxony	—	26,465	—	—	—	—	—	26,465
Other Germany ⁴	—	310,005	—	—	—	—	—	310,005
TOTAL	—	336,469	—	—	—	—	—	336,469
⁴ Payments made in respect of obligations imposed at entity level.
6

ExxonMobil Luxembourg et Cie SCA

Guyana
Payments per Government
in Thousands U.S. Dollars	Production entitlements ²	Taxes ³	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Guyana Geology and Mines Commission	—	—	—	—	—	2,923	—	2,923
Ministry of Natural Resources	733,538	—	218,091	—	—	—	—	951,629
Environmental Protection Agency	—	—	—	—	—	208	—	208
Guyana Revenue Authority	—	656,591	—	—	—	—	—	656,591
Maritime Administration Department	—	—	—	—	—	2,640	—	2,640
Ministry of Culture, Youth, Sport	—	—	—	—	—	—	8,915	8,915
TOTAL	733,538	656,591	218,091	—	—	5,771	8,915	1,622,906
² Production entitlement of 17,039,138 BBLs is valued at the realization price issued in the press by the Ministry of Natural Resources offset by EMNI Taxes
³ ExxonMobil Net Interest

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Canje	—	—	—	—	—	145	—	145
Kaieteur	—	—	—	—	—	262	—	262
Stabroek	733,538	656,591	218,091	—	—	5,364	8,915	1,622,499
TOTAL	733,538	656,591	218,091	—	—	5,771	8,915	1,622,906

Mauritania
Payments per Government
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Ministry of Petroleum, Energy and Mines	—	—	—	—	—	—	—	—
Commission Environnementale	—	—	—	—	—	—	—	—
Societe Mauritanienne des Hydrocarbure et de Patrimoine Minier	—	—	—	—	—	—	—	—
Mauritania Tax Authority	—	1,245	—	—	—	—	—	1,245
TOTAL	—	1,245	—	—	—	—	—	1,245

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Block C-14	—	653	—	—	—	—	—	653
Block C-17	—	399	—	—	—	—	—	399
Block C-22	—	192	—	—	—	—	—	192
TOTAL	—	1,245	—	—	—	—	—	1,245
7

ExxonMobil Luxembourg et Cie SCA

Namibia
Payments per Government
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Ministry of Finance	—	182	—	—	—	—	—	182
Petrofund	—	—	—	—	—	390	—	390
TOTAL	—	182	—	—	—	390	—	572

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Block PEL86	—	61	—	—	—	30	—	91
Block PEL89	—	61	—	—	—	81	—	142
Block PEL95	—	61	—	—	—	278	—	339
TOTAL	—	182	—	—	—	390	—	572

Netherlands
Payments per Government
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Belastingdienst	—	81,958	7,799	—	—	—	—	89,757
TOTAL	—	81,958	7,799	—	—	—	—	89,757

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Other Netherlands	—	81,958	7,799	—	—	—	—	89,757
TOTAL	—	81,958	7,799	—	—	—	—	89,757

Suriname
Payments per Government
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Staatsolie Maatschappij	—	—	—	—	—	—	190	190
TOTAL	—	—	—	—	—	—	190	190

Payments per Project
in Thousands U.S. Dollars	Production entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Natin Upgrade	—	—	—	—	—	—	190	190
TOTAL	—	—	—	—	—	—	190	190
8

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Imperial Oil Limited
Reporting Year	From:	2023-01-01	To:	2023-12-31	Date submitted	2024-04-23
Reporting Entity ESTMA Identification Number	E425849		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Chris Leyerzapf				Date	2024-04-04
Position Title	Assistant Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Imperial Oil Limited					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E425849
Subsidiary Reporting Entities (if necessary)	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	GOVERNMENT OF ALBERTA		461,190,000	1,060,610,000	21,940,000					1,543,740,000
Canada	REGIONAL MUNICIPALITY OF WOOD BUFFALO		52,360,000							52,360,000
Canada	MUNICIPAL DISTRICT OF BONNYVILLE NO 87		29,960,000							29,960,000
Canada	TOWN OF NORMAN WELLS		5,150,000							5,150,000
Canada	GOVERNMENT OF BRITISH COLUMBIA				110,000					110,000
Canada	GOVERNMENT OF CANADA		1,345,380,000	1,680,000	630,000					1,347,690,000
Canada	GOVERNMENT OF QUEBEC		20,050,000							20,050,000
Canada	ATHABASCA CHIPEWYAN FIRST NATION				4,260,000					4,260,000
Canada	COLD LAKE FIRST NATIONS				1,050,000					1,050,000
Canada	ELIZABETH METIS SETTLEMENT				700,000					700,000
Canada	FORT MCKAY FIRST NATION				7,540,000					7,540,000
Canada	FORT MCKAY METIS COMMUNITY ASSOCIATION				1,140,000					1,140,000
Canada	FORT MCMURRAY #468 FIRST NATION				1,350,000					1,350,000
Canada	HEART LAKE FIRST NATION				180,000					180,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #125 FORT CHIPEWYAN				1,140,000					1,140,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #1935 FORT MCMURRAY				900,000					900,000
Canada	MIKISEW CREE FIRST NATION				2,130,000					2,130,000
Canada	ONION LAKE CREE NATION				300,000					300,000
Canada	WHITEFISH LAKE FIRST NATION				180,000					180,000
Canada	BEAVER LAKE CREE NATION				150,000					150,000
Canada	BUFFALO LAKE METIS SETTLEMENT				750,000					750,000
Additional Notes:	This consolidated report includes payments for the period of January 1, 2023 to December 31, 2023, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Imperial Oil Limited					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E425849
Subsidiary Reporting Entities (if necessary)	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	COLD LAKE	29,960,000	612,990,000	10,200,000					653,150,000
Canada	KEARL	52,360,000	447,160,000	24,120,000					523,640,000
Canada	OTHER OIL SANDS	1,826,620,000		8,100,000					1,834,720,000
Canada	CONVENTIONAL		460,000	1,670,000					2,130,000
Canada	NORMAN WELLS	5,150,000	1,680,000	10,000					6,840,000
Canada	HORN RIVER			350,000					350,000
Additional Notes[3]:	This consolidated report includes payments for the period of January 1, 2023 to December 31, 2023, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
Imperial Oil Limited Total	1,426.1	784.2	32.9	—	—	—	—	2,243.1

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Investments Company
Reporting Year	From:	2022-12-01	To:	2023-11-30	Date submitted	2024-04-26
Reporting Entity ESTMA Identification Number	E872118		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kitty Lee				Date	2024-04-26
Position Title	Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2022-12-01	To:	2023-11-30
Reporting Entity Name	ExxonMobil Canada Investments Company					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E872118
Subsidiary Reporting Entities (if necessary)	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Nova Scotia	CANADA NOVA SCOTIA OFFSHORE PETROLEUM BOARD				630,000					630,000
Canada -Alberta	GOVERNMENT OF ALBERTA		34,370,000	400,000	180,000					34,950,000
Canada	GOVERNMENT OF CANADA		880,000	151,340,000	650,000					152,870,000
Canada -Newfoundland and Labrador	GOVERNMENT OF NEWFOUNDLAND & LABRADOR			184,060,000	710,000					184,770,000
Canada -Newfoundland and Labrador	CANADA NEWFOUNDLAND & LABRADOR OFFSHORE PETROLEUM BOARD				3,400,000					3,400,000
Additional Notes:	This consolidated report includes payments for the period of January 1, 2023 to November 30, 2023, for the following reporting entity: E188132 ExxonMobil Canada Properties
	This consolidated report includes payments for the period of February 1, 2023 to November 30, 2023, for E151657 ExxonMobil Canada Energy,

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2022-12-01	To:	2023-11-30
Reporting Entity Name	ExxonMobil Canada Investments Company					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E872118
Subsidiary Reporting Entities (if necessary)	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	HIBERNIA		191,210,000	560,000					191,770,000
Canada	HSE		72,360,000	150,000					72,510,000
Canada	HEBRON		71,800,000	2,590,000					74,390,000
Canada	SABLE		30,000	630,000					660,000
Canada	CONVENTIONAL	11,870,000	400,000	100,000					12,370,000
Canada	OFFSHORE ATLANTIC			1,450,000					1,450,000
Canada	EXXONMOBIL CANADA INVESTMENT COMPANY	23,380,000							23,380,000	Payments not directly linked to a specific project, but levied at entity level.
Canada	KEARL			90,000					90,000
Additional Notes[3]:	This consolidated report includes payments for the period of January 1, 2023 to November 30, 2023, for the following reporting entity: E188132 ExxonMobil Canada Properties
	This consolidated report includes payments for the period of February 1, 2023 to November 30, 2023, for E151657 ExxonMobil Canada Energy,

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Investments Company Total	26.2	248.2	4.1	—	—	—	—	278.5

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Energy
Reporting Year	From:	2023-12-01	To:	2024-01-31	Date submitted	2024-04-26
Reporting Entity ESTMA Identification Number	E151657		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kitty Lee				Date	2024-04-26
Position Title	Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2024-01-31
Reporting Entity Name	ExxonMobil Canada Energy					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E151657
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	GOVERNMENT OF ALBERTA				30,000					30,000
Additional Notes:	ExxonMobil Canada Energy payments for the period February 1, 2023 to November 30, 2023 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118).

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2024-01-31
Reporting Entity Name	ExxonMobil Canada Energy					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E151657
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	CONVENTIONAL			30,000					30,000
Additional Notes[3]:	ExxonMobil Canada Energy payments for the period February 1, 2023 to November 30, 2023 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118).

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Energy Total	—	—	0.0	—	—	—	—	0.0

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Properties
Reporting Year	From:	2023-12-01	To:	2023-12-31	Date submitted	2024-04-26
Reporting Entity ESTMA Identification Number	E188132		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kitty Lee				Date	2024-04-26
Position Title	Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2023-12-31
Reporting Entity Name	ExxonMobil Canada Properties					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E188132
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Newfoundland and Labrador	GOVERNMENT OF NEWFOUNDLAND & LABRADOR			10,000	1,010,000					1,020,000
Canada	GOVERNMENT OF CANADA			6,800,000						6,800,000
Canada -Alberta	GOVERNMENT OF ALBERTA				780,000					780,000
Canada -Newfoundland and Labrador	CANADA NEWFOUNDLAND & LABRADOR OFFSHORE PETROLEUM BOARD				3,910,000					3,910,000
Additional Notes:	ExxonMobil Canada Properties payments for the period January 1, 2023 to November 30, 2023 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118)

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2023-12-31
Reporting Entity Name	ExxonMobil Canada Properties					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E188132
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	HIBERNIA		10,000	790,000					800,000
Canada	HSE			220,000					220,000
Canada	HEBRON		6,800,000	3,910,000					10,710,000
Canada	KEARL			780,000					780,000
Additional Notes[3]:	ExxonMobil Canada Properties payments for the period January 1, 2023 to November 30, 2023 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118)

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Properties Total	—	5.2	4.2	—	—	—	—	9.4

CountryCode	Government	PaymentType	Unit Measure	Volume	ValuationMethod	Currency	Amount	Company Name	CompanyNumber	Notes	Report Name	ReportEndDate	Version	ReportNotes	FilingDate
GBR	HM REVENUE & CUSTOMS	Tax	0	GBP	47145949	Esso Exploration and Production UK Limited	207426	Extractives Report	12/31/2023	1	All of the entities' interests in the UK are operated by others.
														Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24

Government	CountryCode	Amount	Currency	CompanyName	CompanyNumber	ReportEndDate	Version	Notes	ReportName	ReportNotes	FilingDate
HM REVENUE & CUSTOMS	GBR	47145949	GBP	Esso Exploration and Production UK Limited	207426	12/31/2023	1	Extractives Report	All of the entities' interests in the UK are operated by others.
										Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24

ProjectCode	ProjectName	CountryCodeList	PaymentType	Unit Measure	Volume	Valuation Method	Currency	Amount	CompanyName	CompanyNumber	Notes	Report Name	ReportEndDate	Version	ReportNotes	FilingDate
GB001	CENTRAL & NORTHERN NORTH SEA	GBR	Tax	0	GBP	-47985696	Esso Exploration and Production UK Limited	207426	ExxonMobil previously divested its interest in the Fulmar field. In 2023 ExxonMobil received a Petroleum Revenue Tax refund amounting to £17.1M which was subsequently passed on to the new owners net of any associated tax liability.	Extractives Report	12/31/2023	1	All of the entities' interests in the UK are operated by others.
															Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24
GB002	SOUTHERN NORTH SEA	GBR	Tax	0	GBP	-2181879	Esso Exploration and Production UK Limited	207426	Net refunds result from the carry back of tax losses, resulting in a refund of taxes paid in prior years.	Extractives Report	12/31/2023	1	All of the entities' interests in the UK are operated by others.
															Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24
GB003	Esso Exploration and Production UK Limited	GBR	Tax	0	GBP	97313524	Esso Exploration and Production UK Limited	207426	Extractives Report	12/31/2023	1	All of the entities' interests in the UK are operated by others.
															Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24

ProjectName	ProjectCode	Amount	Currency	Company Name	CompanyNumber	ReportEndDate	Version	Notes	ReportName	ReportNotes	FilingDate
CENTRAL & NORTHERN NORTH SEA	GB001	-47985696	GBP	Esso Exploration and Production UK Limited	207426	12/31/2023	1	ExxonMobil previously divested its interest in the Fulmar field. In 2023 ExxonMobil received a Petroleum Revenue Tax refund amounting to £17.1M which was subsequently passed on to the new owners net of any associated tax liability.	Extractives Report	All of the entities' interests in the UK are operated by others.
										Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24
SOUTHERN NORTH SEA	GB002	-2181879	GBP	Esso Exploration and Production UK Limited	207426	12/31/2023	1	Net refunds result from the carry back of tax losses, resulting in a refund of taxes paid in prior years.	Extractives Report	All of the entities' interests in the UK are operated by others.
										Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24
ESSO EXPLORATION AND PRODUCTION UK LIMITED	GB003	97313524	GBP	Esso Exploration and Production UK Limited	207426	12/31/2023	1	Extractives Report	All of the entities' interests in the UK are operated by others.
										Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.	3-Jun-24

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
Esso Exploration and Production UK Limited Total	57.3	—	—	—	—	—	—	57.3